Exhibit 99.1

Nordicus Partners Corporation Appoints Elizabeth Addonizio to Its Board of Directors

Appointment strengthens board independence and financial expertise as Company advances its clinical pipeline.

BEVERLY HILLS, California, September 2, 2026 (GLOBE NEWSWIRE) — Nordicus Partners Corporation (OTCQB: NORD) (“Nordicus” or the “Company”), a biotech company specializing in developing breakthrough therapeutics in diseases with unmet medical needs, starting with oral disorders, announced today the appointment of Elizabeth Addonizio as an independent member of its Board of Directors (the “Board”), effective September 1, 2026.

Elizabeth Addonizio is a finance professional with 25 years of business and leadership experience in venture and private equity investing and investment banking. She has spent the past decade investing with families and entrepreneurs in U.S.-based, sector-agnostic early-stage companies and has also served as a fractional CFO across diverse sectors. Previously, she was a managing director at Cranemere, where she evaluated middle-market private equity investments, served on the Investment Committee, and led diligence, financing, and acquisition activities. Earlier, she worked at Morgan Stanley advising on more than $25 billion in M&A, leveraged finance, and equity transactions. In addition to her work in finance, since 2004, Ms. Addonizio has served as an officer in the U.S. Navy Reserve. Currently, she is the board-selected Commanding Officer of the 30-member Navy Reserve Office of Naval Intelligence (ONI) Kennedy Maritime Analysis Center Unit in St. Louis, MO. During her twenty-plus years in the U.S. Navy, she has led numerous teams in support of U.S. European Command, ONI, Naval Criminal Investigative Service (NCIS), and the Defense Intelligence Agency (DIA). She also served 20 months of active military duty as an analyst on the personal staff of the then Commander of U.S. Central Command, General David Petraeus.

“We are very pleased to welcome Elizabeth to our Board,” said Henrik Rouf, President and Chief Executive Officer of Nordicus. “Elizabeth brings a rare combination of institutional investment banking experience, private equity and venture investing discipline, and hands-on CFO and board-level work with early-stage companies. As we advance QR-01 and QR-02 toward clinical trials and continue to pursue our uplisting to a major national exchange, her financial expertise and governance experience will be an important asset to our shareholders.”

“Nordicus has assembled a differentiated portfolio of Nordic-originated assets addressing conditions with significant unmet medical need and no approved treatments,” said Ms. Addonizio. “I look forward to working with Henrik and the Board to help build the financial and governance foundation required to support the Company’s next stage of growth, including access to institutional capital.”

About Nordicus Partners Corporation

Nordicus Partners Corporation is a U.S. based biotech company focusing on acquiring and developing drugs from innovative biotech companies in the Nordics, a region known for its brilliant scientists, exceptional life science ecosystem and drug discoveries and developments. Nordicus is dedicated to developing breakthrough therapeutics in diseases with unmet medical needs – starting with oral disorders. Its scientific foundation targets inflammation and immune modulation. In 2024, Nordicus acquired 100% of Orocidin A/S, a Danish preclinical-stage biotech company developing next-generation therapies for periodontitis and 100% of Bio-Convert A/S, a Danish preclinical-stage biotech company dedicated to revolutionizing the treatment of oral leukoplakia. For more information about Nordicus, please visit: www.nordicuspartners.com, and follow us on LinkedIn and X

Cautionary Note Regarding Forward-Looking Statements:

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “confident” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition, prospects of being listed on Nasdaq, studies related to Orocidin, Bio-Convert and NoviThera and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For further information, contact:

Nordicus Partners

Mr. Henrik Rouf

Chief Executive Officer

hr@nordicuspartners.com

Tel +1 310 666 0750

Hayden IR

Brett Maas

(646) 536-7331

brett@haydenir.com

James Carbonara

(646)-755-7412

james@haydenir.com